Exhibit 99.1

Energy XXI Reports Fiscal Second-Quarter Results

And Provides Operational Update

HOUSTON – Feb. 9, 2009 – Energy XXI (Bermuda) Limited (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal second-quarter results for the period ended Dec. 31, 2008, which reflect a non-cash ceiling test impairment resulting from the steep drop in oil and natural gas prices.
“Current industry conditions are very challenging, as oil and gas prices have plunged while operating costs have been slow to adjust downward, resulting in a non-cash write-down of the carrying value of our reserves,” Energy XXI Chairman and CEO John Schiller said.  “Operationally, Energy XXI has made solid progress restoring production volumes in the wake of the recent hurricanes, and our exploration program continues to offer significant reserve growth potential.  Financially, our sizable cash position and credit facility, along with hedge-protected cash flow, help ensure access to working capital, and we are working diligently to reduce costs and minimize future capital expenditures with the intention of paying down debt.”
For the 2009 fiscal second quarter, Energy XXI reported net cash provided by operating activities of $31.4 million and earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) of $68.8 million, compared with $48.2 million and $111.9 million, respectively, in the 2008 fiscal second quarter.
Including a $459.1 million pre-tax ceiling test impairment ($415.5 million, or $2.88 per share, after tax), the company reported a 2009 fiscal second-quarter net loss of $429.2 million, or $2.98 per share, on revenues of $106.9 million and production of 19,200 barrels of oil equivalent per day (BOE/d).  In the 2008 fiscal second quarter, the company had net income of $6.5 million, or $.07 per diluted share, on revenues of $153.7 million and production of 26,000 BOE/d.  The net realized price received for the company’s production in the 2009 fiscal second quarter averaged $60.57 per BOE, compared with $64.24 per BOE in the 2008 fiscal second quarter.

Capital Expenditures
During the 2009 fiscal second quarter, capital expenditures totaled $101.8 million, with $43.0 million in exploration, $58.5 million in development and $0.3 million in other investments.  The company expects to significantly reduce activity and expenditures during the second half of its fiscal year, remaining within the previously announced fiscal 2009 range of $240 million to $260 million, excluding hurricane-related spending, which is largely reimbursable through insurance recoveries.

Production Update
Energy XXI production volumes continue to be curtailed by damage inflicted by Hurricanes Gustav and Ike.  In addition to a 2,000 BOE/d long-term reduction due to the loss of facilities serving two non-operated fields, approximately 2,000 BOE/d remains off-line awaiting repair of third-party-operated pipelines.  The company's current net production approximates 21,000 BOE/d.

Exploration and Development Activity
Energy XXI continues drilling the E.A. McIlhenny #1 well on the Cote de Mer prospect, located in Vermillion Parish, Louisiana.  The well has been drilled to a depth of 21,730 feet, with a target depth of 22,300 feet.  Logging efforts to date indicate that the well has encountered at least 60 net feet of natural gas pay in two zones within the targeted Cris-A Massive sands.  Based on these preliminary results, the company’s estimate of gross reserves potential within the drilled interval is between 20 billion and 40 billion cubic feet.  Continued drilling could add significantly to the discovery’s size.  Energy XXI holds a 33 percent working interest (WI) and a 24 percent net revenue interest (NRI) in the prospect.
The Ammazzo deep gas exploratory prospect (16 percent WI, 13 percent NRI), which spud Nov. 22, 2008, has set casing to 11,089 feet and is drilling ahead towards a proposed total depth of 24,500 feet. The Ammazzo prospect is located in 25 feet of water offshore Louisiana, approximately 15 miles south of the Flatrock and JB Mountain discoveries where operator McMoRan has successfully drilled to the targeted Rob-L, Operc and Gyro sands in the Middle Miocene.
As previously reported, the South Timbalier Block 168 No. 1 exploratory well, targeting the Blackbeard West prospect (20 percent WI, 16 percent NRI) in 70 feet of water offshore Louisiana, was drilled to 32,997 feet.  Energy XXI and its partners have formed an engineering team to design a completion plan and procure long-lead-time equipment necessary to conduct a production test of four potential hydrocarbon-bearing zones logged in the wellbore.  Additional drilling opportunities on the flanks of the structure and on other acreage in the ultra-deep trend are being reviewed.
           At the South Timbalier 21 field, net production averaged 4,939 BOE/d, up from fiscal first-quarter volume of 4,694 BOE/d as the company continued to restore disrupted production from Hurricanes Gustav and Ike.  Recent volumes have averaged more than 8,000 BOE/d, benefitting from the successful Barolo well, which was placed on-line in January at nearly 1,700 BOE/d net, as well as two well recompletions that began producing in January at a combined net rate of 1,900 BOE/d.
Further detail on the exploration and development program is provided in the attached Operations Report.

Conference Call Tomorrow at 10 a.m. EST, 3 p.m. London Time
Energy XXI will host its second-quarter conference call tomorrow, Tuesday, Feb. 10, 2009, at 10 a.m. EST (3 p.m. London time). The dial-in numbers are 1 (719) 325-2395 (U.S.) and 08000 287 141 (U.K.), and the confirmation code is 6243110. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.energyxxi.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations (including information in the attached Operations Report) adheres to the standard set by the Society of Petroleum Engineers.  Tom O’Donnell, Vice President of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Collins Stewart Europe Limited and Tristone Capital Limited are Energy XXI listing brokers in the United Kingdom.  To learn more, visit the Energy XXI website at www.energyxxi.com.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measures: EBITDA and discretionary cash flow.  The company uses these non-GAAP measures as key metrics for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.  The non-GAAP measures are useful in comparisons of oil and gas exploration and production companies as they exclude non-operating fluctuations in assets and liabilities.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net Income (Loss) as Reported	$(429,203)	$6,475	$(433,854)	$8,362

Total other (income) expense	19,064	26,416	40,035	52,729
Impairment of oil and gas properties	459,109	—	459,109	—
Depreciation, depletion and amortization	65,002	75,406	127,411	148,659
Income tax expense (benefit)	(45,194)	3,566	(48,045)	4,495

EBITDA	$68,778	$111,863	$144,656	$214,245

EBITDA Per Share
Basic	$0.48	$1.33	$1.00	$2.55
Diluted	$0.48	$1.29	$1.00	$2.37

Weighted Average Number of Common Shares Outstanding
Basic	144,174	84,141	144,479	84,138
Diluted	144,174	86,506	144,479	90,262

Net Income (Loss) as Reported	$(429,203)	$6,475	$(433,854)	$8,362

Deferred income tax expense (benefit)	(45,910)	3,566	(48,761)	4,495
Change in derivative financial instruments	(8,520)	(486)	(9,862)	(508)
Accretion of asset retirement obligations	2,433	1,989	4,894	3,749
Impairment of oil and gas properties	459,109	—	459,109	—
Depletion, depreciation, and amortization	65,002	75,406	127,411	148,659
Amortization of debt discount and debt issuance costs - net	(160)	1,454	534	2,574
Common stock issued to Directors for services and common stock option expense	602	—	865	67

Discretionary Cash Flow	$43,353	$88,404	$100,336	$167,398

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)
	December 31,	June 30,
	2008	2008
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$87,234	$168,962
Accounts receivable
Oil and natural gas sales	41,571	116,678
Joint interest billings	26,747	21,322
Insurance and other	25,955	4,896
Prepaid expenses and other current assets	30,415	14,662
Royalty deposit	3,249	4,548
Deferred income taxes	—	88,198
Derivative financial instruments	112,115	2,179
Total Current Assets	327,286	421,445
Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment
Oil and natural gas properties - full cost method of accounting	1,224,510	1,561,276
Other property and equipment	9,462	10,020
Total Property and Equipment – net	1,233,972	1,571,296
Derivative financial instruments	30,733	3,747
Deferred income taxes	—	36,055
Debt issuance costs, net of accumulated amortization	15,389	17,388
Total Assets	$1,607,380	$2,049,931

LIABILITIES
Current Liabilities
Accounts payable	$108,232	$106,751
Note payable	7,886	—
Accrued liabilities	120,567	98,869
Derivative financial instruments	7,419	245,626
Current maturities of long-term debt	7,760	7,250
Total Current Liabilities	251,864	458,496
Long-term debt, less current maturities	918,232	944,972
Deferred income taxes	21,843	—
Asset retirement obligations	77,497	81,097
Derivative financial instruments	1,861	190,781
Other	33,179	—
Total Liabilities	1,304,476	1,675,346
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value, 2,500,000 shares authorized and no shares issued at December 31, 2008 and June 30, 2008	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized and 146,032,650 and 145,299,675 shares issued and 145,108,046 and 144,937,119 shares outstanding at December 31, 2008 and June 30, 2008, respectively	146	145
Additional paid-in capital	603,256	601,509
Retained earnings (deficit)	(377,366)	57,941
Accumulated other comprehensive income (loss), net of income taxes	76,868	(285,010)
Total Stockholders’ Equity	302,904	374,585
Total Liabilities and Stockholders’ Equity	$1,607,380	$2,049,931

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenues
Oil sales	$66,668	$93,322	$148,730	$180,895
Natural gas sales	40,184	60,403	77,866	116,438
Total Revenues	106,852	153,725	226,596	297,333

Costs and Expenses
Lease operating expense	37,564	34,043	72,562	64,736
Production taxes	1,878	1,272	3,914	3,232
Impairment of oil and gas properties	459,109	—	459,109	—
Depreciation, depletion and amortization	65,002	75,406	127,411	148,659
Accretion of asset retirement obligations	2,433	1,989	4,894	3,749
General and administrative expense	6,236	5,644	12,471	11,415
Gain on derivative financial instruments	(10,037)	(1,086)	(11,901)	(44)
Total Costs and Expenses	562,185	117,268	668,460	231,747

Operating Income (Loss)	(455,333)	36,457	(441,864)	65,586

Other Income (Expense)
Interest income	2,104	403	3,438	901
Interest expense	(21,168)	(26,819)	(43,473)	(53,630)
Total Other Income (Expense)	(19,064)	(26,416)	(40,035)	(52,729)

Income (Loss) Before Income Taxes	(474,397)	10,041	(481,899)	12,857

Income Tax Expense (Benefit)	(45,194)	3,566	(48,045)	4,495

Net Income (Loss)	$(429,203)	$6,475	$(433,854)	$8,362

Earnings (Loss) Per Share
Basic	$(2.98)	$0.08	$(3.00)	$0.10
Diluted	$(2.98)	$0.07	$(3.00)	$0.09

Weighted Average Number of Common Shares Outstanding
Basic	144,174	84,141	144,479	84,138
Diluted	144,174	86,506	144,479	90,262

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Cash Flows From Operating Activities
Net income (loss)	$(429,203)	$6,475	$(433,854)	$8,362
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Deferred income tax expense (benefit)	(45,910)	3,566	(48,761)	4,495
Change in derivative financial instruments	(8,520)	(486)	(9,862)	(508)
Accretion of asset retirement obligations	2,433	1,989	4,894	3,749
Depreciation, depletion, and amortization	65,002	75,406	127,411	148,659
Impairment of oil and gas properties	459,109	—	459,109	—
Amortization of debt discount and debt issuance costs – net	(160)	1,454	534	2,574
Common stock issued to Directors for services and common stock option expense	602	—	865	67
Changes in operating assets and liabilities
Accounts receivable	(460)	(12,643)	53,608	(33,895)
Prepaid expenses and other current assets	14,028	875	(12,706)	(18,870)
Accounts payable and other liabilities	(25,472)	(28,454)	(32,254)	10,221
Net Cash Provided by Operating Activities	31,449	48,182	108,984	124,854

Cash Flows from Investing Activities
Acquisitions	—	(26,845)	—	(30,366)
Capital expenditures	(101,765)	(91,729)	(194,368)	(171,218)
Other	(255)	(35)	(255)	(33)
Net Cash Used in Investing Activities	(102,020)	(118,609)	(194,623)	(201,617)

Cash Flows from Financing Activities
Proceeds from the issuance of common stock	—	—	—	32
Dividends to shareholders	(1,453)	—	(1,453)	—
Proceeds from long-term debt	105,239	163,135	249,990	183,135
Payments on long-term debt	(2,320)	(92,520)	(152,403)	(114,010)
Purchase of bonds	(32,563)	—	(91,355)	—
Other	(401)	(688)	(868)	(678)
Net Cash Provided by Financing Activities	68,502	69,927	3,911	68,479

Net Decrease in Cash and Cash Equivalents	(2,069)	(500)	(81,728)	(8,284)

Cash and Cash Equivalents, beginning of period	89,303	12,000	168,962	19,784

Cash and Cash Equivalents, end of period	$87,234	$11,500	$87,234	$11,500

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATIONAL INFORMATION (Unaudited)
	Quarter Ended
	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	Mar. 31, 2008	Dec. 31, 2007

Operating revenues	(In Thousands, except for unit amounts)
Crude oil sales	$53,388	$119,214	$160,118	$126,660	$108,487
Natural gas sales	33,111	44,442	77,356	61,675	53,759
Hedge gain (loss)	20,353	(43,912)	(58,712)	(21,198)	(8,521)
Total revenues	106,852	119,744	178,762	167,137	153,725
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	61.7%	72.8%	67.4%	67.3%	66.9%
Including hedge gain (loss)	62.4%	68.5%	62.5%	62.0%	60.7%
Operating expenses
Lease operating expense
Insurance expense	4,934	4,918	3,932	4,642	4,812
Workover and maintenance	7,094	3,873	6,741	5,447	4,489
Direct lease operating expense	25,536	26,207	29,108	28,253	24,742
Total lease operating expense	37,564	34,998	39,781	38,342	34,043
Production taxes	1,878	2,036	3,699	1,755	1,272
Impairment of oil and gas properties	459,109	—	—	—	—
Depreciation, depletion and amortization	65,002	62,409	83,462	75,268	75,406
General and administrative	6,236	6,235	10,123	4,912	5,644
Other – net	(7,604)	597	5,932	4,611	903
Total operating expenses	562,185	106,275	142,997	124,888	117,268
Operating income (loss)	$(455,333)	$13,469	$35,765	$42,249	$36,457
Sales volumes Natural gas (MMcf)	54.4	46.8	67.9	73.3	78.1
Crude oil (MBbls)	10.1	11.0	15.1	13.9	13.0
Total (MBOE)	19.2	18.8	26.4	26.1	26.0
Percent of sales volumes from crude oil	52.6%	58.5%	57.2%	53.3%	50.0%
Average sales price
Natural gas per Mcf	$6.62	$10.33	$12.52	$9.25	$7.48
Hedge gain (loss) per Mcf	1.41	(1.57)	(1.66)	0.28	0.93
Total natural gas per Mcf	$8.03	$8.76	$10.86	$9.53	$8.41
Crude oil per Bbl	$57.38	$117.75	$116.90	$100.10	$90.71
Hedge gain (loss) per Bbl	14.27	(36.70)	(35.38)	(18.20)	(12.68)
Total crude oil per Bbl	$71.65	$81.05	$81.52	$81.90	$78.03
Total hedge gain (loss) per BOE	$11.54	$(25.39)	$(24.46)	$(8.92)	$(3.56)
Operating revenues per BOE	$60.57	$69.23	$74.49	$70.33	$64.24
Operating expenses per BOE
Lease operating expense
Insurance expense	2.79	2.84	1.64	1.95	2.01
Workover and maintenance	4.02	2.24	2.81	2.29	1.88
Direct lease operating expense	14.48	15.15	12.13	11.89	10.34
Total lease operating expense	21.29	20.23	16.58	16.13	14.23
Production taxes	1.06	1.18	1.54	0.74	0.53
Impairment of oil and gas properties	260.26	—	—	—	—
Depreciation, depletion and amortization	36.85	36.08	34.78	31.67	31.51
General and administrative	3.54	3.60	4.22	2.07	2.36
Other – net	(4.31)	0.35	2.47	1.94	0.38
Total operating expenses	318.69	61.44	59.59	52.55	49.01
Operating income (loss) per BOE	$(258.12)	$7.79	$14.90	$17.78	$15.23

ENERGY XXI (BERMUDA) LIMITED
SUMMARY OF HEDGE POSITIONS AS OF FEBRUARY 9, 2009

Natural Gas (000 MMBTU)						Crude Oil (000 BBL)

			Average						Average
Qtr	Instrument	Volume	Sub	Floor	Cap	Qtr	Instrument	Volume	Sub	Floor	Cap

Q309	Swaps	4,250		7.12	7.12	Q309	Swaps	249		70.40	70.40
	3 Way Collars	1,520	6.00	8.11	10.08		3 Way Collars	170	53.94	67.24	78.94
	Put Spreads	2,040	6.22	8.36			Collars	309		82.48	109.41
							Put Spreads	270	85.00	110.00

Q409	Swaps	3,850		6.99	6.99	Q409	Swaps	238		70.47	70.47
	3 Way Collars	840	6.00	8.04	10.01		3 Way Collars	137	53.69	67.37	79.66
	Put Spreads	2,640	6.17	8.34			Collars	285		81.99	109.18
							Put Spreads	273	85.00	110.00

Q110	Swaps	1,770		8.47	8.47	Q110	Swaps	221		70.63	70.63
	3 Way Collars	2,480	6.00	8.19	10.13		3 Way Collars	111	53.38	67.52	80.49
	Put Spreads	920	6.50	8.50			Collars	267		81.49	108.94
							Put Spreads	276	85.00	110.00

Q210	Swaps	1,570		8.47	8.47	Q210	Swaps	210		70.73	70.73
	3 Way Collars	2,400	6.00	8.19	10.13		3 Way Collars	87	52.93	67.70	81.64
	Put Spreads	920	6.50	8.50			Collars	248		80.98	108.70
							Put Spreads	276	85.00	110.00

Q310	Swaps	1,400		8.12	8.12	Q310	Swaps	206		70.65	70.65
	3 Way Collars	2,110	6.00	8.21	10.15		3 Way Collars	68	52.35	67.35	82.05
							Collars	222		79.91	106.38

Q410	Swaps	1,120		8.12	8.12	Q410	Swaps	192		70.73	70.73
	3 Way Collars	2,100	6.00	8.22	10.15		3 Way Collars	60	52.00	67.00	82.04
							Collars	198		79.34	106.05

Q111	Swaps	760		8.12	8.12	Q111	Swaps	177		70.81	70.81
	3 Way Collars	2,100	6.00	8.22	10.15		3 Way Collars	52	51.54	66.54	82.03
							Collars	172		78.66	105.71

Q211	Swaps	460		8.12	8.12	Q211	Swaps	163		70.90	70.90
	3 Way Collars	2,080	6.00	8.22	10.15		3 Way Collars	45	50.95	65.95	82.02
							Collars	154		77.78	105.31
Q311	3 Way Collars	900	5.50	7.50	10.55

Q411	3 Way Collars	910	5.50	7.50	10.55

Q112	3 Way Collars	920	5.50	7.50	10.55

Q212	3 Way Collars	920	5.50	7.50	10.55

Includes production for January 2009 and later; Quarters based on June 30 fiscal year-end
All prices are weight-averaged by contract volume

FY 2009 2nd Quarter Operations Report

EXXI Fiscal 2nd Quarter 2009 Drilling Results
	Exploration		Development		Total
	Gross	Net	Gross	Net	Gross	Net
Operated
Oil	0	0	1	1	1	1
Gas					0	0
Dry	1	0.5			1	0.5
Non-Operated
Oil					0	0
Gas			3	0.7	3	0.7
Dry	2	0.8			2	0.8
Total	3	1.3	4	1.7	7	3.0

	Exploration		Development		Total
Success Rate (Net)	0%		100%		57%

	Exploration		Development		Total
Onshore	3		3		6
Offshore	0		1		1
Total	3		4		7

Central Gulf Highlights

South Timbalier 21 (100% WI/83.33% NRI)
During the fiscal second quarter, South Timbalier 21 net production averaged 4,939 BOE/d, up from fiscal first-quarter volume of 4,694 BOE/d.  Recent volumes have averaged more than 8,000 BOE/d, benefitting from the following activity:
•	ST 21 #82 (Barolo Prospect) – completed to the D-7 and D-10 sands and brought online in January at 845 BOE/d and 1,187 BOE/d, respectively.
•	ST 28 #F-3 – recompleted to the S-4 sand (thru-tubing) and placed on production in December at 902 BOE/d.
•	ST 21 #109 – recompleted to the D-10 sand in early January and placed on-line at 1,400 BOE/d.
•	ST 21 #128 (Gouda Prospect) – re-worked in the D-7 sand and estimated to come online at 1,000 BOE/d during the current quarter.

Eastern Gulf Highlights

The Eastern Gulf properties averaged 5,721 BOE/d in the fiscal second quarter, up from the fiscal first-quarter volumes of 4,890 BOE/d due to restoration of hurricane shut-ins.  Recent highlights include:
•	Main Pass 73 #7 (50% WI/42% NRI) – successfully sidetracked to the BA-2 objective and brought online in January at 250 BOE/d.
•	Main Pass 72 #C-10 (50% WI/42% NRI) – recompleted in November to the TX-1 sand and brought online at 390 BOE/d.
•
Main Pass 61 #C-5 (50% WI/39% NRI) – this water-injection well has been sidetracked to better maintain reservoir pressure and therefore increase future oil recoveries from the field, which currently produces approximately 3,800 BOE/d (gross).

Onshore/Gulf Coast Highlights

Lake Salvador
In the Apache-operated Golden Meadow field (25% WI, 19% NRI) in Lafourche Parish, Louisiana, the LL&E #233 well has been completed and tested at 595 BOE/d.

The LL&E #236 well logged 75 feet of net pay between 12,381 and 12,505 feet in the Tex W3 sand, which appears to be oil bearing. The well has encountered 126 feet of net natural gas pay between 15,696 and 16,153 feet in the Big Hum sand.  The partnership plans to dual complete the well to the Tex W-3 and Big Hum Sands, with first production expected by early April, pending pipeline completion and hookup.

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Field – an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

FTP – flowing tubing pressure.

MBOE – thousand barrels of oil equivalent.

MMBOE – million barrels of oil equivalent.

MD – measured depth.

Net Pay – cumulative hydrocarbon-bearing formations.

Spud – to begin drilling a well.

TD – target total depth of a well.

TD’d – to finish drilling a well.

TVD – total vertical depth.

Workover – operations on a producing well to restore or increase production. A workover may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI (Bermuda) Limited
Stewart Lawrence
Vice President, Investor Relations and Communications
+1 713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited
Nominated Adviser and Joint UK Broker
Piers Coombs, Stewart Wallace
+44 207 523 8350
pcoombs@collinsstewart.com

Pelham PR
James Henderson
+44 207 743 6673
james.henderson@pelhampr.com

Mark Antelme
+44 203 178 6242
mark.antelme@pelhampr.com